AMENDED AND RESTATED
                                SITEL CORPORATION
                          EMPLOYEE STOCK PURCHASE PLAN

As Adopted March 3, 1998
________________________


                                    ARTICLE I

                                     GENERAL


     1.1 PURPOSE OF THE PLAN. The purpose of the Amended and Restated SITEL Corporation Employee Stock Purchase Plan (as such plan may hereafter be further amended, or amended and restated, from time to time, the "Plan") is to provide Eligible Employees of the Company and its Subsidiaries with a program for the regular purchase of Shares of the Company through periodic payroll deductions, giving Participants the opportunity to acquire a proprietary interest in the success of the Company.

     1.2 DEFINITIONS. For purposes of the Plan, the following words and phrases shall have the meanings indicated, unless the context clearly indicates otherwise:

          (a) "Adjusted Purchase Price" of a Share means, with respect to any specified Purchase Date, eighty-five percent (85%) of the Purchase Price of a Share.

          (b) "Agent" means the independent agent appointed pursuant to Section 1.4.

          (c)  "Company" means SITEL Corporation, a Minnesota corporation.

          (d) "Eligible Employee" means a person at least the age of majority who is a full-time or part-time employee of the Company or a Subsidiary; provided, however, that the term "Eligible Employee" shall not include any of the following: (a) a person who has not been employed at least six months by the Company or any such Subsidiary or
          (b) an employee who has been designated by the Board of Directors of the Company as an executive officer of the Company or who is otherwise subject to the provisions of Section 16(b) of the Securities Exchange Act of 1934; provided, further, that an employee who is on the payroll of a non-U.S. Subsidiary shall not be an Eligible Employee until the Company has determined that the Company and its Subsidiaries have satisfied all legal requirements of the country or countries where such employee works, resides or is a national, as may be applicable, in order for such employee to participate in the Plan.

          (e) "Fair Market Value" of a Share means, with respect to any specified date, the average of the high and low sales prices of a Share on such date as reported by the New York Stock Exchange or, if no Shares were traded on such date, the fair market value of the Shares as determined in good faith by the Executive Committee of the Company in its sole discretion; provided, however, that the Purchase Price, inasmuch as it represents the actual market price of a Share, shall be deemed to be the Fair Market Value of a Share as of the Purchase Date.

          (f) "Grant Date" means the date on which an Offering commences under the Plan, which shall be the first day of the Offering Period.

          (g) "Offering" means the grant of an opportunity to Participants to purchase Shares in respect of an Offering Period in accordance with the provisions of the Plan.

          (h) "Offering Period" means a period of three (3) consecutive calendar months beginning on January 1, April 1, July 1, or October 1 during the term of the Plan, except that the initial Offering Period shall begin as early as practicable after the Plan becomes effective and shall end on March 31, 1998.

          (i) "Participant" means an Eligible Employee who has elected to participate in the Plan for an Offering Period by duly and timely filing a properly completed Subscription Agreement for the Offering Period in accordance with Section 2.2.

          (j) "Payroll Deduction Account" means an individual bookkeeping account established and maintained by the Company in the name of a Participant to which is credited the Participant's payroll deductions under the Plan for an Offering Period. Notwithstanding the foregoing, a Participant's Payroll Deduction Account shall be unfunded, no assets shall be set aside with respect to a Participant's Payroll Deduction Account, and no Participant shall have any rights with respect to any assets of the Company or any Subsidiary.

          (k) "Purchase Date" with respect to an Offering Period means the fifth (5th) trading day of the first Company trading window which follows the conclusion of the Offering Period. Trading windows are established pursuant to the Company's insider trading policy and generally open forty-eight (48) hours after the Company's quarterly earnings release in each of February, May, August, and November. The Purchase Date is the date on which Participants shall be deemed to have exercised their opportunity under an Offering to purchase Shares and on which Shares shall be purchased by the Agent for Participants in respect of an Offering pursuant to this Plan.

          (l) "Purchase Price" of a Share means the average price paid by the Agent on the Purchase Date for Shares purchased for Participants in respect of the Offering Period which concluded immediately prior to the Purchase Date.

          (m) "Share" means a share of Common Stock, $.001 par value per share, of the Company. The plural form of such word is "Shares".

          (n) "Share Account" means an account established and maintained by the Agent in the name of a Participant to hold the Shares purchased pursuant to this Plan for such Participant.

          (o) "Subscription Agreement" means the enrollment and payroll deduction authorization forms prescribed by the Company which are to be completed by Eligible Employees and filed with the Company or the Agent, as directed by the Company, in accordance with Section 2.2, in order to enroll in the Plan and make payroll deduction elections under the Plan for an Offering Period.

          (p) "Subsidiary" means a corporation of which not less than fifty (50%) of the voting shares are held by the Company or a Subsidiary whether or not such corporation now exists or hereafter is organized or acquired by the Company or a Subsidiary of the Company. The plural form of such word is "Subsidiaries".

     1.3 EFFECTIVE DATE AND TERM OF PLAN. The Plan was originally adopted effective November 18, 1997 and was amended and restated effective March 3, 1998. The Plan shall remain in effect indefinitely, subject to modification or termination by the Board of Directors of the Company at any time.

     1.4 APPOINTMENT AND REMOVAL OF THE AGENT. The Company shall appoint an independent bank, trust company, brokerage firm, or other financial institution to administer the Plan (including but not limited to the establishment of such procedures as reasonably may be necessary to accomplish such administration in a manner consistent with the purposes of the Plan), keep the records of the Plan reflecting the interests of Participants, hold Shares acquired under the Plan on behalf of Participants, and generally act as the agent of Participants in the manner and to the extent provided in the Plan. The Agent may resign at any time by giving written notice of such resignation to the Company at least thirty (30) days prior to the effective date of such resignation. The Company may remove the Agent at any time by giving written notice to the Agent prior to the effective date of such removal. In the event of the resignation or removal of the Agent, the Company promptly shall appoint a new Agent. The Company shall provide the names and addresses of all Participants to the Agent to facilitate direct communications by the Agent to the Participants.

     1.5 SHARES AVAILABLE UNDER THE PLAN. The maximum number of Shares which may be acquired by Participants under the Plan is One Million (1,000,000), subject to proportionate adjustment upon changes in the number of outstanding Shares by reason of a stock dividend or stock split or similar changes in the capitalization of the Company as determined by the Board of Directors of the Company.

     1.6 ACTION BY THE COMPANY. Whenever an action is required by or permitted by the Company under the Plan, unless otherwise expressly provided by the Plan or the Board of Directors of the Company, such action shall be taken by the Company's Executive Committee or its delegate.

                                   ARTICLE II

                               PLAN PARTICIPATION

     2.1 SUMMARY OF PLAN'S OPERATION. The Plan shall operate on the basis of discrete Offering Periods in the following manner:

          (a) Each three (3) month Offering Period is separate from other Offering Periods;

          (b) Eligible Employees may elect to be Participants for an Offering Period by filing the prescribed Subscription Agreement with the Company or the Agent, as directed by the Company, on or before the applicable date set forth in Section 2.2;

          (c) An Offering under the Plan for an Offering Period shall be only to Eligible Employees who are Participants for that Offering Period;

          (d) Payroll deductions designated by Participants on their individual Subscription Agreements will be made during the Offering Period in accordance with Section 2.2;

          (e) An election to purchase Shares will be exercised automatically on the Purchase Date in accordance with Section 2.3 with respect to Shares to the extent funded by Participants' payroll deductions made during the Offering Period ending immediately prior to the Purchase Date; and

          (f) The Shares purchased by the Agent on the Purchase Date pursuant to Section 2.7 shall be allocated to the Share Accounts for those Participants whose payroll deductions during the Offering Period ending immediately prior to the Purchase Date provided the funds used to acquire such Shares.

     2.2 ENROLLMENT. Participation in the Plan is voluntary. An Eligible Employee may elect to participate in the Plan for an Offering Period by filing a properly completed Subscription Agreement authorizing payroll deductions for such Offering Period with the Human Resources department of the Company or the Subsidiary which employs the Eligible Employee or with the Agent, as directed by the Company, no later than the date specified by the Company which is prior to the first day of such Offering Period. Once properly made, an Eligible Employee's election to participate in the Plan and Subscription Agreement shall be automatically renewed for each subsequent Offering Period until modified, withdrawn, suspended or cancelled as provided in Section 2.4(c).

     2.3 OPPORTUNITY TO PURCHASE SHARES. An Offering is made only to those Eligible Employees who timely and properly elect to be Participants for an Offering Period in accordance with Section 2.2. An Offering will be deemed to have been made to Participants in respect of an Offering Period on the Grant Date pertaining to such Offering Period. The purchase price payable by a Participant for a Share which is the subject of an Offering made to a Participant during an Offering Period shall be the Adjusted Purchase Price. Notwithstanding anything to the contrary in this Plan, the maximum number of Shares which a Participant shall have the opportunity to purchase in respect of an Offering Period will be determined by dividing the Participant's aggregate payroll deductions for such Offering Period made in accordance with Section 2.4 by eighty-five percent (85%) of the Fair Market Value of a Share on the Purchase Date, subject to the following additional limitations:

          (a) A Participant shall not have the opportunity to purchase Shares if and to the extent that, immediately after the grant of such opportunity, such Participant (or any other person whose Shares would be attributed to such Participant pursuant to Section 424(d) of the Internal Revenue Code of 1986, as amended) would own shares of stock of the Company and its Subsidiaries and/or hold outstanding options to purchase shares of stock of the Company and its Subsidiaries possessing five percent (5%) or more of the total combined voting power or value of all classes of stock of the Company or of any Subsidiary of the Company; and

          (b) A Participant shall not have the opportunity to purchase Shares if and to the extent that such opportunity would permit the Participant's rights to purchase stock of the Company and its Subsidiaries under all employee stock purchase plans (described in Section 423 of the Internal Revenue Code of 1986, as amended) to accrue at a rate which is in excess of Twenty-Five Thousand Dollars ($25,000) in Fair Market Value of the stock (determined at the time the opportunity is granted) for each calendar year in which the opportunity is outstanding.

Whether any of the above limitations apply and the effect of such application shall be determined by the Company in its sole judgment.

     2.4  PAYROLL DEDUCTIONS.

          (a) A Participant may make contributions under the Plan to purchase Shares only through payroll deductions (at the rate the Participant elects in accordance with Section 2.4(b)) which will be withdrawn from the Participant's gross wages for each payroll period occurring while the Participant's Subscription Agreement is in effect. A Participant's payroll deductions shall be credited to the Participant's Payroll Deduction Account. A Participant may not make any additional contributions to the Plan in any other manner.

          (b) A Participant shall designate the amount of the Participant's payroll deductions under the Plan, which shall be expressed in whole dollar amounts of the Participant's gross wages by properly completing the appropriate section of the Participant's Subscription Agreement. A Participant's payroll deductions under the Plan may not be less than $10.00 nor more than $961.53 per biweekly pay period. In the case of Participants whose compensation is paid in a currency other than United States dollars, the applicable limits shall be approximate equivalents of such minimum and maximum amounts fixed from time to time by the Company in administratively convenient units of such other currency. If a Participant's wages are paid on a schedule other than biweekly, then the periodic payroll deductions referred to in this Section 2.4(b) shall be made with respect to such Participant in accordance with such schedule as is reflected in such Participant's Subscription Agreement and the Company shall proportionately adjust the minimum and maximum payroll deductions applicable to such Participant. For purposes of determining the United States dollar amount withheld from the gross wages of Participants whose compensation is paid in a currency other than United States dollars, the amount withheld in such other currency shall be converted to United States dollars on the basis of the applicable exchange rate quoted in The Wall Street Journal for the next-to-the-last business day of the Offering Period involved. The determination of what constitutes a Participant's "gross wages" shall be made by the Company and its determination shall be final.

          (c) A Participant's payroll deductions for an Offering Period shall commence on the first day of the payroll period beginning on or immediately following the Grant Date for such Offering Period. A Participant's payroll deductions shall continue until the Participant's Subscription Agreement is modified, withdrawn, suspended or cancelled as follows:

                    (i) Cancellation of Payroll Deductions. A Participant may elect to cancel the Participant's payroll deduction election at any time, which election shall be effective on the first day of the payroll period which begins fifteen (15) or more days following the date such cancellation election is made, by duly filing a properly completed Subscription Agreement with the Human Resources department of either the Company or the Subsidiary which employs the Participant or with the Agent, as directed by the Company; provided however that a Participant who is subject to the Company's insider trading window may only elect to cancel such Participant's payroll deduction election by duly filing a properly completed Subscription Agreement prior to the commencement of a new Offering Period, which cancellation election shall be effective on the first day of the first payroll period or, if such first payroll period begins less than fifteen (15) days after such election is made, the first day of the second payroll period of the Offering Period which begins after the date such election is made.

                    (ii) Election to Increase or Decrease Payroll Deductions. A Participant may elect to increase or decrease the rate of the Participant's payroll deductions by duly filing a properly completed Subscription Agreement with the Human Resources department of either the Company or the Subsidiary which employs the Participant or with the Agent, as directed by the Company. The Participant's election to increase or decrease the Participant's payroll deductions shall be effective on the first day of the first payroll period or, if such first payroll period begins less than fifteen (15) days after such election is made, the first day of the second payroll period of the Offering Period which begins after the filing of such Subscription Agreement. The Company may elect, at its sole discretion, if the Agent's procedures will permit more frequent changes, to permit the elections of Participants (excluding Participants who are subject to the Company's insider trading window) to increase or decrease payroll deductions to become effective sooner than the next Offering Period; if the Company notifies Participants that elections to increase or decrease payroll deductions may become effective sooner than the next Offering Period, such elections of Participants (excluding Participants who are subject to the Company's insider trading window) shall become effective on the first day of the payroll period which begins fifteen (15) or more days following the date such change election is made.

                    (iii) Automatic Adjustments. A Participant's payroll deductions shall be automatically decreased or suspended, as appropriate, in order for the Plan to comply with the limitations set forth in Sections 2.3(a) and 2.3(b). The Participant's payroll deductions shall automatically recommence and/or be increased to the rate provided in such Participant's Subscription Agreement when the foregoing limitations no longer restrict the Participant's participation in the Plan.

          (d) Except for a Participant who withdraws the Participant's payroll deduction amount from the Plan for an Offering Period as provided in
     Section 2.5, a Participant's election to purchase Shares shall be exercised automatically on the Purchase Date corresponding to an Offering Period, and the maximum number of Shares offered to each Participant determined in accordance with Section 2.3, including fractional shares to the fourth decimal place, will be purchased for the Participant at the Purchase Price applying the (a) accumulated payroll deductions credited to the Participant's Payroll Deduction Account for the Offering Period and (b) the Company's contribution of funds equal to fifteen percent (15%) of the Purchase Price. Any cash remaining to the credit of a Participant in the Participant's Share Account after the purchase of the maximum number of Shares shall be retained in the Participant's Share Account for the subsequent Offering Period, subject to earlier withdrawal by the Participant as provided in Section 2.5.

          (e) All withholding taxes payable with respect to the amounts to be paid to the Agent pursuant to Section 2.6 shall be deducted from the balance of the Participant's gross wages and shall not reduce the amounts so to be paid to the Agent.

     2.5  WITHDRAWAL OF PAYROLL DEDUCTIONS; TERMINATION OF EMPLOYMENT.

          (a) A Participant may withdraw all, but not less than all, of the payroll deductions then credited to the Participant's Payroll Deduction Account under the Plan at any time by duly filing a properly completed Subscription Agreement with the Human Resources department of either the Company or the Subsidiary which employs the Participant or with the Agent, as directed by the Company; provided that a Participant who is subject to the Company's insider trading window may not withdraw the payroll deductions credited to such Participant's Payroll Deduction Account under the Plan but may discontinue participation in the Plan effective with the next Offering Period in accordance with Section 2.4(c)(i); provided further that the withdrawal election must be filed with the Company or such Subsidiary or the Agent, as directed by the Company, a sufficient period of time (as designated by the Company) prior to the Purchase Date in order to permit the processing of the withdrawal request prior to the Purchase Date. Subject to the foregoing, the Participant's accumulated payroll deductions then held will be paid to Participant within fifteen (15) days or as soon thereafter as administratively possible following the filing of such withdrawal election in accordance with this Section 2.5(a). The Participant's payroll deduction election shall be deemed cancelled fifteen
     (15) days following the filing of such withdrawal election and the Participant may not elect to make any further payroll deductions for the Offering Period.

          (b) Upon termination of a Participant's status as an employee of the Company or a Subsidiary (as determined in the sole judgment of the Company) for any reason, including retirement or death, the Participant will be deemed to have elected to withdraw from the Plan and the payroll deductions credited to the Participant's Payroll Deduction Account will be returned to the Participant or, in the case of a Participant's death, to the Participant's designated beneficiary in accordance with Section 2.15, and the Participant's outstanding opportunity to purchase Shares shall automatically be cancelled.

          (c) A Participant's withdrawal from the Plan for an Offering Period will have no effect upon the Participant's eligibility to participate in the Plan for a succeeding Offering Period.

          (d) Payroll deductions which may be withdrawn by a Participant pursuant to this Section 2.5 shall not include any withholding taxes deducted from the Participant's wages pursuant to Section 2.4(e) which have been paid or will be paid to the appropriate tax authorities for the account of Participant.

     2.6 PAYMENTS TO AGENT. As soon as administratively possible prior to each Purchase Date, the Company shall notify the Agent in written or electronic form of the aggregate United States dollar amount withheld for each Participant during such Offering Period, less any amounts withdrawn by Participants pursuant to Section 2.5. Thereafter, as soon as administratively possible the Company shall notify the Agent of any changes in such information based upon any additional amounts withdrawn by Participants prior to the Purchase Date pursuant to Section 2.5. On the Purchase Date or, if permitted by its agreement with the Agent, on or before the settlement date, the Company shall transfer to the Agent by wire transfer (a) the aggregate United States dollar amount withheld pursuant to the Plan for all Participants during such Offering Period, less any amounts thereof withdrawn by Participants prior to the Purchase Date pursuant to Section
2.5 (the "Aggregate Participant Funds") and (b) as the Company's contribution, 17.65% of the Aggregate Participant Funds (the "Company's Contribution"). The Company's Contribution of 17.65% of the Aggregate Participant Funds constitutes 15% of the Purchase Price for all Shares to be purchased by the Agent on the Purchase Date in respect of the then completed Offering Period.

     2.7 PURCHASE AND ALLOCATION OF SHARES. On the Purchase Date, the Agent shall apply the funds received (or to be received on the settlement date) from the Company pursuant to Section 2.6 above to the purchase at prevailing market prices of the number of Shares which can be purchased with such funds. In order that all such funds shall be so applied, a fractional share of the Shares shall be purchased with such funds where necessary, and the Agent shall purchase for the separate account of the Company and at the Company's cost such fraction of a Share as shall, when added to the fractional share purchasable with the funds received from the Company pursuant to Section 2.6 above, make one full Share. All purchases of Shares as herein provided shall be made in the name of the Agent or its nominee. The Shares purchased with the funds received by the Agent pursuant to Section 2.6 above shall be credited by the Agent pro rata (to the nearest ten thousandth of a share) to the Share Accounts of the Participants in accordance with their contributions of the Aggregate Participant Funds used on such Purchase Date.

     2.8 DIVIDENDS AND DISTRIBUTIONS. Dividends and other distributions, if any, by the Company with respect to Shares held by the Agent under the Plan shall be allocated or otherwise dealt with by the Agent as follows:

          (a) Cash Dividends. Cash dividends received by the Agent on Shares allocated to Participants' Share Accounts shall be used by the Agent to acquire additional Shares for such Participants on the Purchase Date which next follows the receipt of such cash dividends and such additional Shares shall be credited to the Share Accounts of the respective Participants in the manner provided in Section 2.7.

          (b) Stock Dividends and Stock Splits. Stock dividends and stock splits received by the Agent on Shares allocated to Participants' Share Accounts shall be credited to such Participants' Share Accounts (to the nearest ten thousandth of a Share) in accordance with the Participants' interests in such Shares.

          (c) Stock Rights. If the Company makes available to its stockholders generally rights to subscribe to additional Shares or other securities, such rights accruing on Shares held by the Agent under the Plan shall be sold by the Agent and the net proceeds of such sale applied in the same manner as cash dividends received by the Agent on Shares allocated to Participants' Share Accounts.

     2.9 ISSUANCE OF STOCK CERTIFICATES; SALES OF SHARES. Upon the written request of a Participant, the Agent will cause a stock certificate for some or all of the full Shares in such Participant's Share Account to be issued and delivered to such Participant as promptly as practicable. Shares to be delivered to a Participant in accordance with the Plan will be registered in the name of the Participant or jointly (with right of survivorship) in the name of the Participant and another person, such as the Participant's spouse, whom the Participant duly designates in the manner required by the Company. Upon the issuance of such certificate, such Participant's Share Account will be appropriately debited. Upon the written request of a Participant, the Agent will sell for the account of such Participant any or all of the Shares in such Participant's Share Account and shall remit the proceeds of such sale, net of applicable brokerage commissions (if any), to such Participant as promptly as practicable. If a Participant requests that sale proceeds be remitted to such Participant in a currency other than United States dollars, then the requested currency exchange shall be made at the prevailing rate for transactions of the size involved as defined in the sole discretion of the Agent or its designee for such purpose, and such Participant will bear all expenses incurred by the Agent in effecting such currency exchange.

     2.10 STATEMENTS. The Agent shall send a quarterly statement directly to each Participant, showing with respect to such Participant acquisitions of Shares, dividends if any credited to a Participant's Share Account, sales or distribution of Shares, and any applicable commissions or fees charged to such Participant during the period covered by such statement.

     2.11 STOCKHOLDER RIGHTS. A Participant will have the right to vote the Shares in his or her Share Account in accordance with the Agent's customary procedures for the voting of shares held in "street name" or other similar types of accounts. A Participant shall have no rights as a stockholder of the Company with respect to any Shares held in such Participant's Share Account until a certificate for such Shares has been issued in the name of such Participant and reflected in the stockholder records of the Company.

     2.12 EXPENSES. The Company will bear all of the expenses of administering the Plan, including but not limited to the Agent's fees and any transfer taxes. A Participant will, however, bear any expense incurred by the Agent in selling Shares held for such Participant under the Plan, including but not limited to applicable brokerage commissions and currency exchange expenses, as well as all taxes applicable to the purchase, holding or sale of the Shares and all fees charged by the Agent for causing one or more certificates for Shares to be issued to the Participant.

     2.13 TERMINATION OF ELIGIBILITY. If a Participant ceases to be eligible to participate in the Plan for any reason, including but not limited to the termination of such Participant's employment by the Company or a Subsidiary, then the Company promptly shall so notify the Agent. Promptly after its receipt of such a notification, the Agent shall cause the transfer agent for the Shares to issue and deliver to such Participant a certificate for the whole Shares then credited to such Participant's Share Account and shall sell any fraction of a Share then credited to such Participant's Share Account and remit the net proceeds of such sale to such Participant. Alternatively, at the request of such Participant, the Agent shall sell all of the Shares then credited to such Participant's Share Account and remit the net proceeds of such sale to such Participant. In the event of the death of a Participant, the Agent shall maintain the deceased Participant's Share Account pending receipt of instructions as to the disposition of such account from the duly authorized representative of the deceased Participant's estate.

     2.14 TERMINATION OF PLAN. If the Company terminates the Plan, the Agent shall then follow the procedures set forth in Section 2.13 with respect to the disposition of all Shares then credited to Share Accounts of Participants.

     2.15 DESIGNATION OF BENEFICIARY. A Participant may file with the Company or the Subsidiary which employs the Participant, on the form prescribed by the Company, a written designation of a beneficiary who is to (i) receive any Shares and/or any cash credited under the Participant's Share Account in the event of the Participant's death after the Purchase Date pertaining to an Offering Period but prior to delivery of certificates for Shares and the remaining cash credited to the Participant's Share Account or (ii) receive any cash from the Participant's Payroll Deduction Account under the Plan in the event of the Participant's death during an Offering Period prior to the Purchase Date pertaining to such Offering Period. A Participant may change the Participant's designation of beneficiary at any time by filing with the Company or the Subsidiary which employs the Participant or with the Agent, as directed by the Company, a written notice of change of beneficiary on the form prescribed by the Company for this purpose. If a Participant dies without a valid beneficiary designation form in effect, the Company shall deliver such Shares and cash to the executor or administrator of the estate of the Participant or, if no such executor or administrator has been appointed (to the knowledge of the Company), the Company in its discretion may deliver such Shares and cash to the spouse or to any one or more dependents or relatives of the Participant or, if no spouse, dependent or relative is known to the Company, then to such other person as the Company may designate.

                                   ARTICLE III

                                  MISCELLANEOUS

     3.1 INTERPRETATION. The Executive Committee of the Company or its delegate shall have the authority to establish rules and regulations for the operation of the Plan, to interpret the Plan, and to decide any and all questions which may arise in connection with the Plan. Any delegate of the Executive Committee for purposes of the Plan shall not make any discretionary decision which pertains directly to such delegate as a Participant.

     3.2 STATUS OF FUNDS. All payroll deductions received or held by the Company under the Plan may be used by the Company for any corporate purpose and the Company shall not be obligated to segregate such payroll deductions. No interest shall accrue on a Participant's payroll deductions or on a Participant's Payroll Deduction Account.

     3.3 NONASSIGNABILITY. No Participant shall have any right to sell, assign, transfer, pledge or otherwise encumber or convey such Participant's Payroll Deduction Account or any payroll deductions credited thereto or such Participant's Share Account or any Shares and/or cash credited thereto, or any part thereof, nor any right or opportunity to purchase Shares pursuant to the Plan (other than by will, the laws or descent or distribution or as provided in Section 2.15). Any such attempted sale, assignment, transfer, pledge, encumbrance or conveyance shall have no effect, except that the Company in its discretion may treat such act as an election to withdraw funds in accordance with Section 2.5. During a Participant's lifetime, the right or opportunity to purchase Shares pursuant to an Offering under the Plan is exercisable only by the Participant.

     3.4 EMPLOYMENT RIGHTS. An Eligible Employee's election to participate in the Plan and the Company's acceptance of such Eligible Employee's enrollment in the Plan shall not be deemed to constitute a contract of employment between such Eligible Employee and the Company or any Subsidiary. No provision of the Plan shall be deemed to give any Participant any right (i) to be retained in the employ or other service of the Company or any Subsidiary for any specific length of time, (ii) to interfere with the right of the Company or any Subsidiary to discipline or discharge the Participant at any time, (iii) to hold any particular position or responsibility with the Company or any Subsidiary, or
(iv) to receive any particular compensation from the Company or any Subsidiary.

     3.5 WITHHOLDING; PAYROLL TAXES. To the extent required by applicable laws and regulations in effect at the time payroll deductions pursuant to the Plan are made from a Participant's wages, the Company or the Subsidiary by whom such Participant's wages are paid shall withhold from the remaining portion of such wages any taxes or other obligations required to be withheld from such wages by federal, state, local or other laws by reason of such payroll deductions and the purchase of Shares under the Plan for the benefit of such Participants at a price less than Fair Market Value.

     3.6 TRANSFER UPON DEATH. The Share Account of a Participant may be transferred by will or the laws of descent and distribution upon the death of such Participant.

     3.7 AMENDMENT. The Board of Directors of the Company may amend the Plan at any time in whole or in part without terminating the Plan; however, no amendment of the Plan shall decrease the number of Shares already credited to the Share Accounts of Participants. If the Board of Directors of the Company changes the discount from Fair Market Value at which Shares are to be acquired under the Plan, then the Company shall not implement such change until the then Participants have been notified of such change and have been given a reasonable opportunity to cease participation in the Plan.

     3.8 PLAN YEAR. The plan year shall be the calendar year, except that the first plan year shall begin on the effective date of the Plan and end on December 31, 1998.

     3.9 LIMITATION OF RESPONSIBILITY. Neither the Company, a Subsidiary, nor the Agent shall have any responsibility or liability, other than liabilities arising out of the Securities Act, for any act or thing done or left undone, including without limitation any action taken with respect to the price, time, quantity, or other conditions and circumstances of the purchase of Shares under the terms of the Plan. A determination by the Company as to any question that may arise regarding the Plan's conduct or operation shall be final.

     3.10 NOTICES. (a) All notices or other communications by a Participant to the Company or a Subsidiary under or in connection with the Plan shall be deemed to have been duly given when received in the form specified by the Company at the location, or by the person, designated by the Company for receipt thereof.
(b) All notices or other communications by the Company or the Agent to a Participant under or in connection with the Plan shall be deemed to have been duly given three (3) days after mailing thereof to the address for such Participant contained in the Company's or Subsidiary's payroll records.

     3.11 GOVERNING LAW. The provisions of the Plan shall be governed by and construed according to the laws of the State of Nebraska.

     3.12 NUMBER AND GENDER. Unless the context otherwise requires, for all purposes of the Plan, words in the singular include their plural, words in their plural include their singular, and words of one gender include the other genders.

     3.13 SUCCESSORS. The provisions of the plan shall be binding upon and inure to the benefit of the Company, each Participant, and their respective heirs, personal representatives, successors, and permitted assigns (if any).

     3.14 SECTION TITLES. The titles of the various sections of the Plan are for convenient reference only and shall not be considered in the interpretation of the Plan.

     3.15 CURRENCY. References to currency in the Plan shall, as appropriate, refer to the lawful currency of the United States. Unless otherwise specified herein, any conversion from the currency of one country to the other shall employ the exchange rate in effect at the time such conversion is made, as determined by the Executive Committee of the Company.

     3.16 EFFECTIVE DATE. This Plan was originally adopted effective November 18, 1997. The effective date of this Plan as amended and restated is March 3, 1998.